SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

DREYFUS MONEY MARKET INSTRUMENTS, INC.

GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.

GENERAL MONEY MARKET FUND, INC.
______________________________________________________________________

(Name of Registrants as Specified in Charters)
______________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

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The Dreyfus Family of Funds
200 Park Avenue
New York, New York  10166

Dear Stockholder:

Your Dreyfus fund(s) and certain other funds in the Dreyfus Family of Funds will hold reconvened special stockholder meetings on April 19, 2010.  Stockholders of each fund will be asked to approve one or more changes to the fund's fundamental policies and investment restrictions.  These changes would not alter the funds' investment objectives or basic investment policies.

Specifically, stockholders of each fund will be asked to approve one or more changes to the fund's fundamental policies and investment restrictions to increase the funds' flexibility in managing liquidity needs and to enable the fund to participate in an interfund lending program whereby certain funds in the Dreyfus Family of Funds may directly lend to and borrow money from each other for temporary purposes.  This program, for example, would permit your fund to borrow money from other Dreyfus funds as needed to make redemptions while awaiting payment for securities that it has sold.  In addition, your fund could lend its cash reserves to other Dreyfus funds to meet their temporary borrowing needs.  The funds would seek to use the proposed interfund lending program to (i) reduce the cost that would be incurred in borrowing from banks and other lenders and (ii) earn higher interest rates on cash balances they currently use to invest in short-term investments or repurchase agreements.  In addition, stockholders of certain funds will be asked to approve changes to other fundamental policies and investment restrictions of their funds to provide such funds with greater management and/or investment flexibility, and to conform the relevant policies and restrictions to those of most other similar funds in the Dreyfus Family of Funds.

The proxy statement provides a detailed description of the proposed changes to fundamental policies and investment restrictions.  Please take the time to read the enclosed materials.  Since the proposals are common to several funds, we have combined the proxy statement.  If you own shares of more than one of these Dreyfus funds, the combined proxy statement saves you the time of reading more than one document before you vote.  If you own shares of more than one of these Dreyfus funds on the record date for the meeting, please note that each fund has a separate card.  You should vote each one.

After careful review, your fund's Board has approved the proposals relevant to your fund, and recommends that you vote in favor of such proposals.  The Board initially called a special meeting of stockholders to be held November 16, 2009 to consider the proposals, but, although stockholders voted overwhelmingly in favor of the proposals, an insufficient number of votes were cast to approve the proposals for your fund and the meeting was adjourned.  Stockholders, however, did not submit sufficient votes at the adjourned meeting to approve the proposals.  On January 20, 2010, the Board determined that the proposals continued to be in the best interests of your fund and its stockholders and set a new record date of February 9, 2010 for stockholders to vote at, and called to reconvene, the special stockholder meeting for your fund on April 19, 2010.  Stockholders of record of the fund as of September 4, 2009 who voted at the initial special meeting of stockholders, as adjourned, who continue to hold shares of the fund as of February 9, 2010, do not need to take further action with respect to the proposals.

Remember, your vote is extremely important, no matter how large or small your fund holdings.  If you have not yet voted, you may vote by using any of the following methods:

•	By Mail. Please complete, date and sign each enclosed proxy card and mail it in the enclosed, postage-paid envelope.

•	By Internet. Have your proxy card(s) available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the simple instructions on the website.

•	By Telephone. Have your proxy card(s) available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the simple recorded instructions.

We encourage you to vote through the Internet or by telephone using the number that appears on your proxy card (proxy cards are not being sent to stockholders who have already voted).  Whichever voting method you choose, please take the time to read the full text of the proxy statement before you vote.  If you have any questions before you vote, or if you were a stockholder as of September 4, 2009 who has already voted and would like to confirm or change your vote, please call our proxy solicitor at 1-866-615-7269.

Your vote is very important to us.  Thank you for your response and for your continued investment with the Dreyfus Family of Funds.

Sincerely,

Bradley J. Skapyak
President
The Dreyfus Family of Funds

THE DREYFUS FAMILY OF FUNDS
Dreyfus Money Market Instruments, Inc.
Money Market Series
General Government Securities Money Market Fund
General Money Market Fund, Inc.
General Treasury Prime Money Market Fund
_____________________________________________

Notice of Reconvened Special Meetings of Stockholders
_____________________________________________

To the Stockholders:

Reconvened Special Meetings of Stockholders of each of the funds in the Dreyfus Family of Funds listed above (each, a "Fund" and, collectively, the "Funds") will be held at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 8th Floor, New York, New York 10166, on Monday, April 19, 2010 at 3:00 p.m., for the following purposes:

1.           To approve changes to fundamental policies and investment restrictions as follows:

A.	With respect to each Fund, to approve amending the Fund's policy regarding borrowing;

B.	With respect to each Fund, to approve amending the Fund's policy regarding lending;

C.	With respect to Dreyfus Money Market Instruments, Inc. – Money Market Series and General Money Market Fund, Inc. only, to permit investment in additional money market instruments; and

D.
With respect to Dreyfus Money Market Instruments, Inc. – Money Market Series, General Government Securities Money Market Fund and General Money Market Fund, Inc. only, to permit investment in other investment companies.

2.           To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Stockholders of record at the close of business on February 9, 2010 will be entitled to receive notice of and to vote at the meeting.  Stockholders of a Fund as of September 4, 2009 (the original record date for the meeting) who continue to hold shares of the Fund as of February 9, 2010 and who previously voted on the proposals relating to the Fund, do not need to take any additional action to vote at the meeting.

By Order of the Boards
Michael A. Rosenberg
Secretary
New York, New York
February 19, 2010

IF YOU HAVE NOT YET VOTED, WE NEED YOUR PROXY VOTE IMMEDIATELY. A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL.  BY LAW, THE MEETING OF STOCKHOLDERS OF A FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED.  IN THAT EVENT, THE AFFECTED FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.  CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD(S) OR OTHERWISE VOTE PROMPTLY.  YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

THE DREYFUS FAMILY OF FUNDS
Dreyfus Money Market Instruments, Inc.
Money Market Series
General Government Securities Money Market Fund
General Money Market Fund, Inc.
General Treasury Prime Money Market Fund

COMBINED PROXY STATEMENT

Reconvened Special Meetings of Stockholders
to be held on April 19, 2010

This proxy statement is furnished in connection with a solicitation of proxies by the Board of each of the funds in the Dreyfus Family of Funds listed above (each, a "Fund" and, collectively, the "Funds") to be used at the reconvened special meeting of stockholders (the "Meeting") of each Fund to be held on Monday, April 19, 2010 at 3:00 p.m., at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 8th Floor, New York, New York 10166, for the purposes set forth in the accompanying Notice of Reconvened Special Meetings of Stockholders.  Stockholders of record at the close of business on February 9, 2010 are entitled to receive notice of and to vote at the Meeting.  Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Stockholders can vote only on matters affecting the Fund(s) of which they are stockholders.  Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon.  If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy, by calling the toll-free telephone number, through the Internet, or by letter or telegram directed to the relevant Fund, which must indicate the stockholder's name and account number.  To be effective, such revocation must be received before the Meeting.  In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

If you were a stockholder of a Fund as of September 4, 2009 (the original record date for the Meeting) who continues to hold shares of the Fund as of February 9, 2010, you have not changed your brokerage account, and you previously submitted a valid proxy card or authorized a proxy in connection with the Meeting for the Fund (and have not revoked your proxy), you do not need to take any additional action to vote your shares at the Meeting.  Your previous proxy will remain effective as to the number of shares you held as of September 4, 2009.  Proxy cards are not being sent to stockholders who have already voted.

Stockholders of each Fund will vote as a single class and will vote separately on each proposal on which stockholders of that Fund are entitled to vote.  If a proposal is approved by stockholders of one Fund and not approved by stockholders of any other Fund, the proposal will be implemented for the Fund that approved the proposal and will not be implemented for any Fund that did not approve the proposal.  Therefore, it is essential that stockholders who own shares in more than one Fund complete, date, sign and return each proxy card they receive.

The following table indicates the proposals to be presented at the Meeting and the Funds solicited with respect to such proposal:

AFFECTED FUNDS	PROPOSAL
	1(A)	1(B)	1(C)	1(D)

Dreyfus Money Market Instruments, Inc.
-- Money Market Series	X	X	X	X
General Government Securities Money Market Fund	X	X		X
General Money Market Fund, Inc.	X	X	X	X
General Treasury Prime Money Market Fund	X	X

Information as to the number of shares outstanding and share ownership for each Fund is set forth on Schedule 1 to this proxy statement.

It is estimated that proxy materials will be mailed to stockholders of record on or about February 19, 2010.  The principal executive offices of each Fund are located at 200 Park Avenue, New York, New York 10166. Copies of each Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York  11556-0144, or by calling toll-free 1-800-645-6561.

IMPORTANT NOTICE REGARDING INTERNET
AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT AND COPIES OF EACH FUND'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT HTTP://WWW.DREYFUS.COM/PROXYINFO.HTM.

PROPOSAL 1(A) and 1(B):	TO APPROVE CHANGES TO THE FUNDS' FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS RELATING TO BORROWING AND LENDING

Introduction

Each Fund's Board has determined that it would be in the Fund's best interests if the Fund had more flexibility in managing liquidity needs and were permitted to participate in an interfund lending program whereby the Funds may directly lend to and borrow money from each other for temporary purposes.  The Funds would seek to use the proposed interfund lending program to (i) reduce the cost that would be incurred in borrowing from banks and other lenders and (ii) earn higher interest rates on cash balances they currently use to invest in short-term investments or repurchase agreements.  This Proposal does not involve any change to a Fund's investment objective.

At any particular time, while some Funds have excess cash which they lend to banks or other entities by entering into repurchase agreements or use to purchase other short-term instruments, other Funds may need to borrow money from banks for temporary purposes to satisfy redemption requests, to cover unanticipated cash shortfalls such as a trade "fail" in which cash payment for a security sold by a Fund has been delayed, or for other temporary purposes.  Currently, the Funds have credit arrangements with their custodian bank under which the custodian bank may, but is not obligated to, lend money to the Funds to meet the Funds' temporary cash needs (i.e., overdraft protection), and certain Funds could apply for committed lines of credit with various banks that are available to other funds in the Dreyfus Family of Funds pursuant to which such banks are obligated to lend money to those funds to meet their temporary cash needs or arrange for separate bank lines of credit.

Although bank borrowings, if available, generally could supply cash needed to cover unanticipated redemptions and sales fails, under the proposed interfund lending program, a borrowing Fund would pay lower interest rates than those that are payable under the lines of credit or other short-term loans offered by banks.  In addition, Funds making short-term cash loans directly to other Funds would earn interest at a rate higher than they otherwise could obtain from investing their cash in overnight repurchase agreements or other short-term investments.  Thus, the proposed interfund lending program would benefit both borrowing and lending Funds.

The Funds have received an Order from the Securities and Exchange Commission (the "SEC") exempting the Funds from certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), to permit the proposed interfund lending program.  Pursuant to the SEC Order, funds in the Dreyfus Family of Funds, including the Funds, are permitted, subject to their investment restrictions, to lend and borrow money for temporary purposes directly to and from each other (an "Interfund Loan"), subject to compliance with the conditions of the Order.  No Fund may participate in interfund lending unless it has fully disclosed in its prospectus and/or statement of additional information all material facts about its intended participation.  Dreyfus, each Fund's investment adviser, is required to administer the interfund lending program as part of its duties under its management contract with each Fund and will receive no additional fee as compensation for its services.

The interest rate charged to the Funds on any Interfund Loan (the "Interfund Loan Rate") would be the average of the "Repo Rate" and the "Bank Loan Rate."  The Repo Rate for any day would be the highest rate available to the Funds from investments in overnight repurchase agreements.  The Bank Loan Rate would be calculated by Dreyfus each day an Interfund Loan is made according to a formula established by the Funds' Boards designed to approximate the lowest interest rate at which bank short-term loans would be available to the Funds.  The Bank Loan Rate formula would be based upon a publicly available rate (e.g., Federal Funds plus 25 basis points) and would vary with this rate so as to reflect changing bank loan rates.  The Funds' Boards would periodically review the continuing appropriateness of using the publicly available rate, as well as the relationship between the Bank Loan Rate and current bank loan rates available to the Funds.  The initial formula and any subsequent modifications to the formula would be subject to the approval of each Fund's Board.

Under the proposed interfund lending program, Dreyfus would compare on each business day the Bank Loan Rate with the Repo Rate and make cash available for Interfund Loans only if the Interfund Loan Rate is more favorable to the lending fund than the Repo Rate and more favorable to the borrowing fund than the Bank Loan Rate.  Dreyfus would calculate total fund borrowing and lending demand, and allocate loans on an equitable basis among the Funds.  Dreyfus would be required to prepare and submit to each Fund's Board for review an initial report describing the operations of the interfund lending program and the procedures to be implemented to ensure that all Funds are treated fairly.  Dreyfus also would be required to monitor the interest rates charged and other terms and conditions of the Interfund Loans and prepare for each Fund's Board a quarterly report regarding the Fund's transactions and the interest rates charged thereunder.  The actual terms of the interfund lending program may change from time to time from the description provided in this proxy statement and the conditions under which the Funds may directly lend to and borrow money from each other may change as a result of regulatory action or as approved by the Funds' Boards, subject to the requirements of the SEC Order or such regulatory action.

A Fund's participation in the interfund lending program must be consistent with the Fund's investment policies and limitations.  The proposed new fundamental policies and investment restrictions will provide the Funds with more flexibility in managing liquidity needs and enable each Fund to participate in the interfund lending program.  In addition, the Funds would still be permitted to establish committed lines of credit or other borrowing arrangements with banks or as otherwise permitted under the 1940 Act.

PROPOSAL 1(A):	TO APPROVE AMENDING THE FUND'S POLICY REGARDING BORROWING

Stockholders of each Fund vote on Proposal 1(A).

In order for each Fund to be able to participate in the interfund lending program as a borrower, the Fund's fundamental investment restriction regarding borrowing money must be amended, which requires stockholder approval.  Expanding the ability to borrow also will increase the Funds' flexibility in managing liquidity needs.

Each Fund's current fundamental investment restriction regarding borrowing currently states, in relevant part, that the Fund may not borrow money, except from banks for temporary or emergency (not leveraging) purposes.  Generally, such borrowing is limited to up to 15% of the value of the Fund's total assets (including the amount borrowed) at the time the borrowing is made.  Each Fund's current fundamental investment restriction regarding borrowing reads as follows:

"The Fund may not borrow money, except from banks for temporary or emergency (not leveraging) purposes in an amount up to 15% of the value of the Fund's total assets (including the amount borrowed) based on the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made.  While borrowings exceed 5% of the value of the Fund's total assets, the Fund will not make any additional investments."

The Board of each Fund recommends that stockholders vote to amend the Fund's fundamental investment restriction regarding borrowing to read as follows:

"Except as otherwise permitted by the 1940 Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets)."

If the investment restriction is so amended, each such Fund currently would borrow money only for temporary or emergency (not leveraging) purposes.  In addition, if a Fund's total outstanding borrowings immediately after an interfund borrowing would be greater than 10% of its total assets, the Fund would be permitted to borrow on a secured basis only, by segregating collateral with a market value at least equal to 102% of the outstanding principal value of the loan.  A Fund would not be permitted to borrow if its total outstanding borrowings immediately after the interfund borrowing would be more than 33-1/3% of its total assets.

*           *           *

PROPOSAL l(B):	TO APPROVE AMENDING THE FUND'S POLICY REGARDING LENDING

Stockholders of each Fund vote on Proposal 1(B).

In order for each Fund to be able to participate in the interfund lending program as a lender, the Fund's fundamental investment restriction regarding lending must be amended, which requires stockholder approval.  Each Fund's current fundamental investment restriction regarding lending currently states, in relevant part, that the Fund may not make loans to others, except through the purchase of debt obligations.  Each Fund's current fundamental investment restriction regarding lending, except as noted, reads as follows:

"The Fund may not make loans to others, except through the purchase of debt obligations and, with respect to Dreyfus Money Market Instruments, Inc. – Money Market Series only, the entry into repurchase agreements."

The Board of each Fund recommends that stockholders vote to amend the Fund's fundamental investment restriction regarding lending to read as follows:

"Except as otherwise permitted by the 1940 Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not lend any securities or make loans to others, except to the extent permitted under the 1940 Act (which currently limits such loans to no more than 33-1/3% of the value of the Fund's total assets).  For purposes of this Investment Restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) and the entry into repurchase agreements shall not constitute loans by the Fund.  Any loans of portfolio securities will be made according to guidelines established by the SEC and the Fund's Board."

If the investment restriction is so amended, no Fund would be permitted to lend or borrow more than the maximum amount permitted under the 1940 Act (currently, no more than 33-1/3% of the value of the Fund's total assets).  Moreover, a Fund's Interfund Loans to any one fund participating in the interfund lending program may not exceed 5% of the Fund's net assets and a Fund's Interfund Loans to all funds may not exceed 15% of the Fund's net assets at the time of the loan.  The duration of any Interfund Loan would be limited to no more than seven days and could be called on one business day's notice by the lending Fund.  Because the interest earned by the lending Fund on Interfund Loans is taxable, Funds that invest primarily in municipal securities would participate in the interfund lending program as lenders only if Dreyfus determines that such participation would be in the best interests of the stockholders of such Fund.

The proposed changes to the investment restriction regarding lending also would clarify, in certain cases, the Fund's flexibility to engage in transactions that might be deemed to involve loans, such as the purchase of certain debt instruments.  In addition, although the proposed changes to the investment restriction regarding lending would permit the Funds to lend their portfolio securities, none of the Funds currently intends to lend its portfolio securities.  Before a Fund would lend its portfolio securities, it would give its stockholders prior notice and provide appropriate disclosure in its prospectus and statement of additional information.

*           *           *

PROPOSAL 1(C) and 1(D):	TO APPROVE CHANGES TO CERTAIN OF THE FUNDS' OTHER FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS

Introduction

Management of each Fund believes it appropriate to modify or eliminate certain investment restrictions which are fundamental policies as described below.  The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies that may not be changed without stockholder approval.1  When the Funds were formed, each Fund's Board adopted certain restrictions now believed to be unduly
______________________
1      The policies required to be fundamental under the 1940 Act relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities, (g) making loans to other persons, and (h) changing the nature of the business so as to cease to be an investment company.

restrictive, and designated a number of other policies as fundamental in response to certain regulatory requirements (e.g., state regulatory requirements that have since been repealed or are no longer applicable as a result of the passage of the National Securities Markets Improvement Act of 1996) or business or industry conditions that no longer exist.

The Boards of the relevant Funds have approved changes to certain of the Fund's fundamental polices and investment restrictions and recommend stockholders approve such changes as follows:

(A)	With respect to Dreyfus Money Market Instruments, Inc. – Money Market Series and General Money Market Fund, Inc. only, to permit investment in additional money market instruments; and

(B)
With respect to Dreyfus Money Market Instruments, Inc. – Money Market Series, General Government Securities Money Market Fund and General Money Market Fund, Inc. only, to permit investment in other investment companies.

The Boards and Fund management believe that the changes are in the best interests of the respective Funds and will enhance Dreyfus' ability to manage the Fund's assets and increase investment management opportunities, including during periods when other markets may be less liquid.  This proposal does not involve any change to a Fund's investment objective.

PROPOSAL 1(C):	TO PERMIT INVESTMENT IN ADDITIONAL MONEY MARKET INSTRUMENTS

Stockholders of Dreyfus Money Market Instruments, Inc. – Money Market Series and General Money Market Fund, Inc. only vote on Proposal 1(C).

Each of Dreyfus Money Market Instruments, Inc. – Money Market Series and General Money Market Fund, Inc. seeks as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.  To pursue its goal, each Fund invests in a diversified portfolio of high quality, short-term debt securities.  As a fundamental policy, none of the Funds is permitted to purchase common stocks, preferred stocks, warrants or other equity securities, or purchase corporate bonds or debentures, state bonds, municipal bonds, or industrial revenue bonds.

Management believes that in a rapidly changing market it is important for each of these Funds to have greater flexibility in the types of money market instruments in which the Fund is permitted to invest consistent with the Fund's investment objective.  For example, if this proposal is approved by stockholders, the Funds would be permitted to invest in debt securities issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multistate agencies or authorities, and certain other specified municipal securities.  The Funds would invest in such municipal securities and other money market instruments only to the extent such investment met the quality and maturity requirements under the 1940 Act that money market instruments must meet to be eligible investments for the Funds, and was consistent with the Fund's investment objective.  Any such investment would be subject to prior disclosure in Fund offering documents.

To enable each Fund to broaden its permissible investments as described above, the Fund's Board approved eliminating the Fund's fundamental policy and investment restriction limiting a Fund's investments and directed that this proposal be submitted to stockholders for their approval.  The recommended changes also will provide flexibility to respond to future legal, regulatory, market or technical changes.

This proposal does NOT involve any change to a Fund's investment objective.  Each Fund also will continue to operate as a money market fund and be required to meet the strict federal requirements governing money market funds.

*           *           *

PROPOSAL 1(D):	TO PERMIT INVESTMENT IN OTHER INVESTMENT COMPANIES

Stockholders of Dreyfus Money Market Instruments, Inc. – Money Market Series, General Government Securities Money Market Fund and General Money Market Fund, Inc. only vote on Proposal 1(D).

Most of the funds in the Dreyfus Family of Funds have the ability to invest in securities issued by other investment companies.  Dreyfus Money Market Instruments, Inc. – Money Market Series, General Government Securities Money Market Fund and General Money Market Fund, Inc. either are not permitted by their fundamental policies to invest in other investment companies or are limited by such policies in the types of other investment companies in which they may invest or the circumstances under which such investment may be made.  The respective Boards of each of these Funds recommend that stockholders approve the changes to the Funds' fundamental policies to permit the Funds to invest in the securities of other investment companies to the extent permitted under the 1940 Act, as described below, and make such policies non-fundamental.  Non-fundamental policies may be changed by the Fund's Board at any time without stockholder approval.  Each Fund's current fundamental investment restriction regarding investments in other investment companies reads as follows:

"The Fund may not invest in securities of other investment companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets."

Generally, if the changes are approved by stockholders, a Fund would be able to invest its uninvested cash or, if it participated in the securities lending program, cash collateral received from borrowers of the Funds' portfolio securities, in shares of one or more money market funds advised by Dreyfus.  The Funds also would be able to invest in the securities of other investment companies for investment purposes.

Under the 1940 Act, a Fund's investment in the securities of other investment companies, subject to certain exceptions, currently is limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (iii) 10% of the Fund's total assets in the aggregate.  Investments of a Fund's uninvested cash reserves or cash the Fund receives as collateral from borrowers of its portfolio securities in connection with securities lending in shares of one or more money market funds advised by Dreyfus would not be subject to the limitations described above.

Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses.  With respect to the management fees to be earned by Dreyfus in connection with the investment of one fund's uninvested cash, totally separate and apart from the securities lending program, in another Dreyfus fund, Dreyfus will reduce the management fee charged the first fund by the amount of the fee it earns in the second fund.

If approved by the respective Fund's stockholders, each Fund's current fundamental policy with respect to investing in the securities of other investment companies would be replaced in its entirety with a non-fundamental policy that could be changed by the Fund's Board members at any time without stockholder approval.  The non-fundamental policy would read as follows:

"The Fund may not purchase securities of other investment companies, except to the extent permitted under the 1940 Act."

*           *           *

Vote Required and Each Board's Recommendation

Approval of changes to fundamental policies, for each respective Fund, as set forth in Proposal 1 in this proxy statement and on the Fund's proxy card, requires the affirmative vote of (a) 67% of the Fund's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

EACH FUND'S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CHANGES TO THE FUND'S FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS DESCRIBED ABOVE.

ADDITIONAL INFORMATION

Service Providers

Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as each Fund's investment adviser.  Founded in 1947, Dreyfus manages approximately $313 billion in 194 mutual fund portfolios.  Dreyfus is the primary mutual fund business of The Bank of New York

Mellon Corporation ("BNY Mellon"), a global financial services company focused on helping clients move and manage their financial assets, operating in 34 countries and serving more than 100 markets.  BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing asset and wealth management, asset servicing, issuer services, and treasury services through a worldwide client-focused team.  BNY Mellon has more than $22.1 trillion in assets under custody and administration and $966 billion in assets under management, and it services more than $11.9 trillion in outstanding debt.  Additional information is available at www.bnymellon.com.

MBSC Securities Corporation, a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as each Fund's distributor.

Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, serves as each Fund's transfer agent.  Dreyfus Transfer, Inc. is located at 200 Park Avenue, New York, New York 10166.

The Bank of New York Mellon serves as each Fund's custodian and provides each Fund with cash management services.  The Bank of New York Mellon is located at One Wall Street, New York, New York 10286.

Voting Information

The cost of preparing, assembling and mailing this proxy statement and the attached Notice of Reconvened Special Meetings of Stockholders and the accompanying proxy card(s), as well as the costs associated with the proxy solicitation, will be borne by Dreyfus.  In addition to the use of the mails, proxies may be solicited personally or by telephone, and Dreyfus may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  Dreyfus may retain an outside firm to assist in the solicitation of proxies primarily by contacting stockholders by telephone, the cost of which would be borne by Dreyfus.  Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the stockholder's identity.  In all cases where a telephonic proxy is solicited (as opposed to where the stockholder calls the toll-free number directly to vote), the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the stockholder has received the Fund's proxy statement and proxy card in the mail.  Within 72 hours of receiving a stockholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation.  Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy, by calling the toll-free telephone number or through the Internet, or by attending the Meeting and voting in person.

If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote in favor of a proposal.  For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for the proposals.

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy.  A stockholder vote may be taken for one or more of the proposals in this proxy statement prior to any adjournment if sufficient votes have been received for approval.  If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the proposals in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the proposals against any adjournment.  With respect to each Fund, 33-1/3% of the Fund's shares entitled to vote constitute a quorum for the transaction of business at the Meeting.

With respect to Dreyfus individual retirement accounts ("IRAs"), the Individual Retirement Custodial Account Agreement governing the IRAs requires The Bank of New York Mellon ("BNYM"), as the custodian of the IRAs, to vote Fund shares held in such IRAs in accordance with the IRA shareholder's instructions.  However, if no voting instructions are received, BNYM may vote Fund shares held in the IRA in the same proportions as the Fund shares for which voting instructions are received from other Dreyfus IRA shareholders.   Therefore, if an IRA shareholder does not provide voting instructions prior to the Meeting, BNYM will vote the IRA shares in the same proportions as it votes the shares for which properly conveyed instructions are timely received from other Dreyfus IRA shareholders.

*           *           *

OTHER MATTERS

Each Fund's Board is not aware of any other matters which may come before the Meeting.  However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

Stockholders wishing to submit proposals for inclusion in a proxy statement for a Fund's stockholder meeting subsequent to this Meeting, if any, must submit such proposals in a reasonable period of time before the Fund begins to print and mail the proxy materials for such meeting.

NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the appropriate Fund, in care of Dreyfus Transfer, Inc., P.O. Box 9263, Boston, Massachusetts 02205-8501, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  February 19, 2010

SCHEDULE 1

PERTAINING TO SHARE OWNERSHIP

Set forth below for each Fund is information as to the number of shares of the Fund outstanding and those stockholders known by the Fund, if any, to own beneficially 5% or more of the Fund's outstanding voting securities as of January 12, 2010.
Name of Fund and Number of Shares Outstanding	Name and Address of Stockholder	Amount of Shares Held	Percentage of Shares Held

Dreyfus Money Market Instruments, Inc. --Money Market Series 1,356,288,855.177	Citigroup Global Markets Inc. Attn: Proprietary Fund Operations 333 West 34th Street New York, NY 10001-2402	1,330,851,347.190	98.1245%

General Government Securities Money Market Fund 1,749,771,251.970	Stifel, Nicolaus & Co., Inc., for the Exclusive Benefit of Customers 500 N. Broadway Saint Louis, MO 63102-2110	482,071,010.550	27.5505%

	Morgan Keegan & Co., Inc., for the Exclusive Benefit of Customers 50 N. Front Street Memphis, TN 38103-2126	383,087,397.920	21.8936%

	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	251,957,548.670	14.3995%

	Robert W. Baird & Co. Omnibus Account for the Exclusive Benefit of Customers P.O. Box 672 Milwaukee, WI 53201-0672	205,321,584.720	11.7342%

	Janney Montgomery Scott LLC Mutual Funds Department 1801 Market Street Philadelphia, PA 19103-1628	115,623,281.180	6.6079%

	SWS Securities Inc. Attn: Money Market 1201 Elm Street Dallas, TX 75270-2002	97,654,691.140	5.5810%

General Money Market Fund, Inc. 13,101,220,574.434	Stifel, Nicolaus & Co., Inc. Donald E. Weierstall 500 North Broadway	4,155,188,704.435	31.7160%

S-1

	St. Louis, MO 63102-2131

	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	2,410,500,522.342	18.3991%

	Robert W. Baird & Co. Omnibus Account for the Exclusive Benefit of Customers P.O. Box 672 Milwaukee, WI 53201-0672	1,986,964,989.670	15.1663%

	Morgan Keegan & Co., Inc., for the Exclusive Benefit of Customers 50 N. Front Street Memphis, TN 38103-2126	933,835,305.100	7.1278%

	SWS Securities Inc. Attn: Money Market 1201 Elm Street Dallas, TX 75270-2002	861,036,385.660	6.5722%

General Treasury Prime Money Market Fund 1,550,083,193.290	Stifel, Nicolaus & Co., Inc., for the Exclusive Benefit of Customers 500 North Broadway St. Louis, MO 63102-2110	579,098,890.400	37.3592%

	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	313,582,630.230	20.2301%

	Crowell Weedon & Co., for the Exclusive Benefit of Customers 624 South Grand Avenue Suite 2510 Los Angeles, CA 90017-3329	177,755,130.650	11.4675%

	SWS Securities Inc. Attn: Money Market 1201 Elm Street Dallas, TX 75270-2002	131,261,341.120	8.4680%

	Janney Montgomery Scott LLC 1801 Market Street Philadelphia, PA 19103-1628	80,309,560.450	5.1810%

S-2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Reconvened Special Meeting of Stockholders is available at www.proxyvote.com.

[NAME OF FUND]

The undersigned stockholder(s) of ________ (the "Fund"), hereby appoint(s) Michael A. Rosenberg and Janette E. Farragher, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on February 9, 2010, at a Reconvened Special Meeting of Stockholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 8th Floor, New York, New York 10166, at 3:00 p.m., on Monday, April 19, 2010 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the proxy statement for the meeting.

Please mark boxes in blue or black ink.

1.           To approve changes to fundamental policies and investment restrictions as follows:

A.	To approve amending the Fund's policy regarding borrowing;

For /__/                      Against /__/                                Abstain /__/

B.	To approve amending the Fund's policy regarding lending.

For /__/                      Against /__/                                Abstain /__/

[C.	Dreyfus Money Market Instruments, Inc. – Money Market Series and General Money Market Fund, Inc. only] To permit investment in additional money market instruments;

For /__/                      Against /__/                                Abstain /__/

[D.
Dreyfus Money Market Instruments, Inc. – Money Market Series, General Government Securities Money Market Fund and General Money Market Fund, Inc. only] To permit investment in other investment companies.

For /__/                      Against /__/                                Abstain /__/

2.           To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY  11735
THREE EASY WAYS TO VOTE YOUR PROXY

To vote by Internet

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go to website www.proxyvote.com.
3)  Follow the instructions provided on the website.

To vote by Telephone

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-800-690-6903.
3)  Follow the instructions.

To vote by Mail

1)  Read the Proxy Statement.
2)  Check the appropriate boxes on the proxy card below.
3)  Sign and date the proxy card.
4)  Return the proxy card in the envelope provided.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy.  If shares are held jointly, each shareholder is requested to sign, but only one signature is required.  If signing is by attorney, executor, administrator, trustee or guardian, please give full title.  By signing this proxy card, receipt of the accompanying Notice of Reconvened Special Meeting of Stockholders and Proxy Statement is acknowledged.

Dated: ________ __, 2010

_____________________
Signature(s)

_____________________
Signature(s)

If you are NOT voting by Telephone or Internet, Please
Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope